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                                                                     EXHIBIT 8.2


                                August 10, 2001


SCI Systems, Inc.
2101 West Clinton Avenue
Huntsville, Alabama 35805


Re: Registration Statement on Form S-4 of Sanmina Corporation, a Delaware corporation ("Sanmina") containing the Joint Proxy Statement/Prospectus for Sanmina and SCI Systems, Inc., a Delaware corporation ("SCI") dated August 10, 2001 (the "Registration Statement") pertaining to the Amended Agreement and Plan of Reorganization (the "Agreement") dated July 13, 2001 among Sanmina Corporation, Sun Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Sanmina ("Merger Sub"), and SCI


Ladies and Gentlemen:

         In connection with the Merger (as that term is defined in the Registration Statement), you have requested our opinion concerning certain of the federal income tax consequences of the Merger. In connection with that opinion, you have permitted us to rely on certain assumptions, and the management of Sanmina and of SCI will make representations as to the existence of certain factual matters upon which the opinion will be based. Based upon those assumptions and representations, it is our opinion that the federal income tax consequences of the Merger are as stated in the discussion in the Registration Statement set forth under the heading "THE MERGER -- Material United States Federal Income Tax Consequences of the Merger." In addition, we have participated in the preparation of such discussion, and in our opinion, such discussion is accurate in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and the reference to our firm and the above-mentioned opinion under the heading "THE MERGER -- Material United States Federal Income Tax Consequences of the Merger," included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,


                                /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                POWELL, GOLDSTEIN, FRAZER & MURPHY LLP